UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2018

OLIN CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO	63105
(Address of principal executive offices)	(Zip Code)

(314) 480-1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Fifth Supplemental Indenture

On January 19, 2018, Olin Corporation (the “Registrant”) issued $550,000,000 aggregate principal amount of 5.000% Senior Notes due 2030 (the “Senior Notes”) pursuant to an indenture, dated as of August 19, 2009, as supplemented from time to time, including by the Fifth Supplemental Indenture, dated as of January 19, 2018, between the Registrant and U.S. Bank National Association, as trustee (the “Fifth Supplemental Indenture”), governing the Senior Notes. The Senior Notes will mature on February 1, 2030, and will have an interest rate of 5.000%. Interest will be paid semi-annually on February 1 and August 1 of each year, beginning on August 1, 2018.

The Registrant may redeem some or all of the Senior Notes at any time prior to February 1, 2024, at a price equal to 100% of the aggregate principal amount of the Senior Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, plus a “make-whole” premium. The Registrant may also redeem some or all of the Senior Notes at any time on or after February 1, 2024, at the redemption prices set forth in the Fifth Supplemental Indenture (including the form of Senior Note), plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, the Registrant may redeem up to 35% of the aggregate principal amount of the Senior Notes at any time prior to February 1, 2021 with the net cash proceeds from certain equity offerings at the redemption price set forth in the Fifth Supplemental Indenture (including the form of Senior Note). The Registrant must offer to purchase the Senior Notes if it experiences a change of control under certain circumstances as set forth in the Fifth Supplemental Indenture. The Senior Notes are not initially guaranteed by any subsidiaries of the Registrant. However, the Fifth Supplemental Indenture requires certain of the Registrant’s subsidiaries to guarantee the Senior Notes in the future if such subsidiaries incur or guarantee certain unsecured debt issued by the Registrant or certain of its subsidiaries. The Fifth Supplemental Indenture provides for customary events of default, including upon nonpayment of principal or interest, breach of covenants and the occurrence of certain insolvency matters (subject in certain cases to cure periods).

The Senior Notes have been registered under the Securities Act of 1933, as amended (the “Act”), under the Registration Statement on Form S-3ASR (Registration No. 333-216461) which became effective March 6, 2017. On January 16, 2018, the Registrant filed with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 424(b)(5) under the Act, its preliminary Prospectus Supplement, dated January 16, 2018, pertaining to the public offering and sale of the Senior Notes. On January 18, 2018, the Registrant filed with the Commission, pursuant to Rule 424(b)(5) of the Act, its final Prospectus Supplement, dated January 16, 2018, pertaining to the public offering and sale of the Senior Notes.

The foregoing description of the Fifth Supplemental Indenture (including the form of Senior Note) does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Supplemental Indenture (including the Form of Senior Note), which is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Underwriting Agreement

In connection with the issuance of the Senior Notes, on January 16, 2018, the Registrant entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., as representative of the several underwriters named therein (the “Underwriters”), pursuant to which the Underwriters agreed to purchase the Senior Notes from the Registrant. The Underwriting Agreement contains the terms and conditions of the offering and sale of the Senior Notes, indemnification and contribution obligations and other customary terms and conditions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 with respect to the Fifth Supplemental Indenture (including the form of Senior Note) is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

In connection with the Senior Notes offering, copies of the legal opinions of Hunton & Williams LLP and Cravath, Swaine & Moore LLP relating to the Senior Notes are attached hereto as Exhibits 5.1 and 5.2, respectively.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated as of January 16, 2018, between Olin Corporation and Citigroup Global Markets Inc., as representative of the several underwriters named therein.

4.1	Fifth Supplemental Indenture, dated as of January 16, 2018, between Olin Corporation and U.S. Bank National Association, as trustee, governing the Senior Notes.

4.2	Form of 5.000% Senior Notes due 2030 (contained in Exhibit 4.1).

5.1	Opinion of Hunton & Williams LLP.

5.2	Opinion of Cravath, Swaine & Moore LLP.

23.1	Consent of Hunton & Williams LLP (contained in Exhibit 5.1).

23.2	Consent of Cravath, Swaine & Moore LLP (contained in Exhibit 5.2).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION,

By:	/s/ Eric A. Blanchard
Name: Eric A. Blanchard Title: Vice President, General Counsel and Secretary

Date: January 19, 2018

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